SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

Amendment #1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ACEWAY CORP.

(Exact name of Registrant as specified in its charter)

Nevada	5731	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Ave. Aquilino De La Guardia y Calle 47, Ocean Business Plaza Building,

Suite 1604. Panama City, Panama

1-888-475-4489

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

Corp 95, LLC

2620 Regatta Dr., Suite 102

Las Vegas, NV 89128

Tel: 800-859-6656

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all correspondence to:

Karen A. Batcher, Esq. Synergen Law Group, APC 819 Anchorage Place, Suite 28, Chula Vista, CA 91914 Phone: 619-475-7882 Fax: 866-352-4342

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer 
Non-accelerated filer	 (Do not check if smaller reporting company)	Smaller reporting company ☑

Title of Each Class of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price per Security (1) ($)	Proposed Maximum Aggregate Offering Price (1) ($)	Amount of Registration Fee ($)
Shares of Common Stock, par value $0.0001	20,000,000	0.003	60,000	8.18 (3)

(1)        Estimated solely for purposed of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

(2)        An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(3)        Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

Subject to completion, dated ______________________, 2013

The information in this prospectus is not complete and may be amended. The Registrant may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED _______________________, 2013

PRELIMINARY PROSPECTUS

aceway corp.

20,000,000 SHARES OF COMMON STOCK

OFFERING PRICE $0.003 PER SHARE

This prospectus relates to the offering (the Offering”) by Aceway Corp. (the “Company”, “us”, “we”, our”) of a maximum of 20,000,000 shares (the “Offering”) of our common stock at an offering price of $0.003 per share.  There is no minimum for this Offering.  The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 180 days.  At the discretion of our management, we may discontinue the Offering before expiration of the 180 day period or extend the Offering for up to 90 days following the expiration of the 180-day Offering period.  We will pay all expenses incurred in this Offering.  If all of the shares offered by us are purchased, the gross proceeds to us will be $60,000.

The offering of the 20,000,000 shares is a direct primary offering, which means that our director and officer will use his efforts to sell the common stock and there is no commitment by any person to purchase any shares.  The shares will be offered at a fixed price of $0.003 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund our business development. The offering date is the date by which this registration statement becomes effective.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officer and director will be solely responsible for selling shares under this Offering and no commission will be paid on any sales. None of the proceeds of this offering will be placed in an escrow or trust account and consequently such proceeds will be available to our company as soon as we close any part of the offering.

The net proceeds to us from the sale of up to 20,000,000 shares offered at a public offering price of $0.003 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $15,000, $10,000 for legal and $5,000 for accounting. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of shares.

	25%	50%	75%	100%

Shares Sold	5,000,0000	10,000,000	15,000,000	20,000,000
Gross Proceeds	$15,000	$30,000	$45,000	$60,000
Less Offering Expenses	$15,000	$15,000	$15,000	$15,000
Net Offering Proceeds (Loss)	0	$15,000	$30,000	$45,000

AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE. INVESTORS SHOULD BE ABLE TO AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.  YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 9 BEFORE INVESTING IN OUR COMMON STOCK.

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We have nominal operations and nominal assets, as such under Rule 144(i)(1) we are defined as a shell company.  As a shell company, our shares may be unattractive to investors. See "Risk Factors - Because we are currently considered a shell company, there are restrictions imposed on the transfer of our unregistered shares, which may make our shares unattractive to investors" for more details.

Prior to this Offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.003 per share in relation to this Offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this Prospectus.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

SUMMARY INFORMATION	4
RISK FACTORS	8
SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS	14
USE OF PROCEEDS	15
DETERMINATION OF OFFERING PRICE	16
DILUTION	16
PLAN OF DISTRIBUTION	17
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	17
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES	20
DESCRIPTION OF BUSINESS	20
DESCRIPTION OF PROPERTY	26
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS	26
LEGAL PROCEEDINGS	28
EXECUTIVE COMPENSATION	28
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS	30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	30
DESCRIPTION OF SECURITIES	30
INTEREST OF NAMED EXPERTS AND COUNSEL	31
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	32
FINANCIAL STATEMENTS	36

 PROSPECTUS SUMMARY

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”.  Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  These include, among others, the cautionary statements in the “Risk Factors” section beginning on page 9 of this Prospectus and the “Management's Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

Corporate Background and Business Overview

We were incorporated under the laws of the state of Nevada on April 1, 2013 and intend to engage in the distribution of electronic equipment throughout South America.  Our fiscal year end is June 30.  Our business address is Ave. Aquilino De La Guardia y Calle 47, Ocean Business Plaza Building, Suite 1604. Panama City, Panama.. The address of our agent for service in Nevada and registered corporate office is c/o Corp 95, LLC, 2620 Regatta Dr., Suite 102, Las Vegas, NV 89128.Our telephone number is 1-888-475-4489.

We intend to import and market Chinese produced electronic accessories into the South American market via our website: www.shopaceway.com.  We anticipate that these products will be sold directly to end users through our website, but we may also develop a distribution network to provide our products to retailers. We anticipate initially offering our products in Panama and Costa Rica.

We have generated net losses since inception and our auditor has issued a going concern opinion regarding our financial situation and the ability of our company to continue operations.

We have entered into two distribution and marketing agreements with Chinese manufacturers of electronic goods and are in the process of developing our website into a full service portal which is planned to include an online shopping engine and payment processor.

We plan on gradually introducing a number of various consumer electronic products as we develop our supply chain and website.  At the moment, our supply agreements provide for sourcing of MP3 headsets, Bluetooth headphones, Bluetooth speakers, in-car DVD systems, wireless headphones and microphones.  We have one employee, and he will contribute approximately 16 hours per week to the development of our business,

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

For so long as we are an emerging growth company, we will be permitted to provide the scaled executive compensation disclosure applicable to smaller reporting companies even if we no longer qualify as a smaller reporting company. In addition, as an emerging growth company, we are exempt from PCAOB rules regarding mandatory firm rotation or the auditor reporting model.

Summary of the Offering

Shares of common stock being offered by the Registrant:	Up to 20,000,000 shares of our common stock.

Offering price:	$0.003 per share of common stock.

Number of shares outstanding before the Offering:	As of October 17, 2013 we had 25,000,000 shares of our common stock issued and outstanding, and no issued and outstanding convertible securities.

Number of shares outstanding after the Offering	45,000,000 if all of the shares being offered are sold

Market for the common stock:

There is no public market for our common stock. After the effective date of the registration statement of which this prospectus is a part, we intend to seek a market maker to file an application on our behalf to have our common stock quoted on the Over-the-Counter Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that a trading market for our stock will develop or be sustained if developed

Use of Proceeds:

If we are also successful in selling all 20,000,000 shares contained in the Maximum Offering, our gross proceeds will total $60,000 and our net proceeds will be $45,000. We intend to use all the proceeds received from this Offering to execute our business plan. If we are able to raise these funds, we will be able to commence operations, but we will still need to raise additional funds to sustain operations for the next 12 months.

If we sell 25% or less of our shares under the Offering, we will have to seek out additional capital from alternate sources to execute our business plan.

If such funds are not available, our business would likely fail and any investment would be lost. No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals.

There is no guarantee that we will receive any proceeds from this offering.

Risk Factors:	See the “Risk Factors” beginning on page 9 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Dividend Policy:	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.
Duration of Offering	The shares are offered by our sole officer and director for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Financial Summary Information

All references to currency in this Prospectus are to U.S. Dollars, unless otherwise noted.

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management’s Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Statement of Operations

From April 1, 2013 (inception) to June 30, 2013 ($)
Revenues	-
Expenses	5,446
Net Profit (Loss)	(5,446)
Net Profit (Loss) per share	(0.00)

Balance Sheet Data

From April 1, 2013 (inception) to June 30, 2013 ($)
Working Capital (Deficiency)	19,554
Total Assets	24,367
Total Liabilities	4,813

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in our Company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth could be seriously harmed. As a result, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Relating to Our Business

Our auditors have issued a going concern opinion.

As at June 30, 2013, we had working capital of 19,554, had not generated revenues and had accumulated losses of $5,446 since inception. Our auditors have issued a going concern opinion. We have not generated any revenues and no revenues are anticipated until we are able to generate any sales. Accordingly, there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations.

Investors may not be able to adequately evaluate our business due to our lack of an operating history, lack of revenues and no customers. We may not be successful in developing a market for our products and the value of your investment could decline.

We are a development stage company in a highly competitive industry. We have no operating history, no customers and no revenues. This makes it difficult to evaluate our future performance and prospects. Our prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry, including the following factors:

  our business model and strategy are still evolving and are continually being reviewed and revised;
  we may not be able to raise the capital required to develop our initial client base and reputation; and
  we may not be able to successfully develop our planned products and services.

There is no assurance that we will be able to commence operations, generate revenue or that our future operations, if any, will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations. We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in us will decline.

We require additional funding in the approximate amount of $150,000 to continue our operations over the next 12 months. If we do not secure additional funding, we may not be able to develop our business and distribute our products, which will affect our ability to generate revenues and achieve profitability.

We anticipate that we will require approximately $150,000 over the next 12 months in order to develop our business. Our failure to raise such additional capital or generate the cash flows necessary to finance our business could force us to limit or cease our operations. Our business plan contemplates that we will expand our distribution throughout South America. Accordingly, we will need to raise additional funds, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all.

Even if we are able to sell all of the shares being registered under this Prospectus, we will still require an additional $105,000 in order to carry out our anticipated business operations for the next 12 months.  We are hopeful that once we are able to raise capital from this offering, we will be able to develop our website to the point where we will be able to generate some revenues and attract additional financing.  However, there can be no assurance that we will be able to sell any of the shares under this Prospectus, develop our website to the point where it can generate revenues, or generate revenues off our operations.  There can also be no assurance that we will be able to raise the additional capital we require to operate our business for the next 12 months.

If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests, and the per-share value of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness and force us to maintain specified liquidity or other ratios. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things, distribute and market our products, which would negatively impact our business and our ability to generate revenues and achieve profitability.

The current status of our business depends on securing contracts with suppliers and orders with customers and ensuring products to sell.

To date, although we have entered into distribution agreements with our preferred suppliers, we cannot guarantee that we will be able to sell specific products or maintain sufficient supply of specific products for our business. We have purchased a small amount of inventory from one of our suppliers, but there can be no assurance that we will be able to procure products in the future. What’s more, we have not yet sold products to any customer or developed a customer base. If we are unable to maintain our relationship with our preferred suppliers, or, in the alternative, secure another comparable supplier, we may be forced to cease operations. Similarly, if we fail to develop a customer base we may be forced to cease operations.

We are exposed to market risk from changes in foreign currency exchange rates which could negatively impact profitability.

 We intend to sell our products in South America, initially in Panama and Costa Rica. As a result, there is exposure to foreign currency risk as we enter into transactions denominated in foreign currencies. Our predominant exposures are in United States, Chinese and South American currencies.  With respect to the effects on potential earnings, if South American currencies weaken relative to other currencies, our earnings could be negatively impacted. The translation impact may be more material in the future.  We have not utilized risk management tools such as hedging.

 We plan to acquire products from our suppliers that are manufactured in China. To the extent the RMB or other currencies appreciate with respect to the U.S. dollar or South American currencies, we may experience cost increases on such purchases. We may not be successful at implementing customer pricing or other actions in an effort to mitigate the related cost increases and thus its profitability may be adversely impacted.

 Our business is subject to risks associated with sourcing and manufacturing overseas.

 We plan to import finished goods and component parts. Substantially all of our import operations will be subject to customs requirements and to tariffs and quotas set by governments through mutual agreements, bilateral actions or, in some cases unilateral action. In addition, the countries in which our products and materials are manufactured or imported may from time to time impose additional quotas, duties, tariffs or other restrictions on its imports (including restrictions on manufacturing operations) or adversely modify existing restrictions. Imports are also subject to unpredictable foreign currency variation which may increase our cost of goods sold. Adverse changes in these import costs and restrictions, or our suppliers' failure to comply with customs regulations or similar laws, could harm our business.

 Our operations will also be subject to the effects of international trade agreements and regulations such as the North American Free Trade Agreement, and the activities and regulations of the World Trade Organization. Although these trade agreements generally have positive effects on trade liberalization, sourcing flexibility and cost of goods by reducing or eliminating the duties and/or quotas assessed on products manufactured in a particular country, trade agreements can also impose requirements that adversely affect our business, such as setting quotas on products that may be imported from a particular country into key markets including South America, and particularly Panama or Costa Rica, or making it easier for other companies to compete, by eliminating restrictions on products from countries where our competitors source products.

 Our ability to import products in a timely and cost-effective manner may also be affected by conditions at ports or issues that otherwise affect transportation and warehousing providers, such as port and shipping capacity, labor disputes, severe weather or increased homeland security requirements in the U.S. and other countries. These issues could delay importation of products or require us to locate alternative ports or warehousing providers to avoid disruption to customers. These alternatives may not be available onshort notice or could result in higher transit costs, which could have an adverse impact on our business and financial condition.

Changes in customer preferences, inventory reductions by customers, and the inability to penetrate new channels of distribution could adversely affect our business.

We have not yet developed a customer base or generated any revenues.  However, if we are successful in doing so, the loss or material reduction of business, the lack of success of sales initiatives, or changes in customer preferences or loyalties for our products related to any such significant customer could have a material adverse impact on our results of operations and cash flows. Furthermore, unanticipated inventory adjustments by these customers can have a negative impact on sales. Our results may be adversely impacted in future periods by such customer inventory adjustments. Further, the inability to continue to penetrate new channels of distribution may have a negative impact on our future results.

 Problems with product quality or product performance, including defects, in the products we distribute could result in a decrease in customers and revenue, unexpected expenses and loss of market share for our company.

The electronic products we plan to purchase are complex and must meet stringent quality requirements. Products this complex may contain undetected errors or defects, especially when first introduced. For example, our Bluetooth products may contain defects that are not detected until after they are shipped or are installed because we cannot test for all possible scenarios. These defects could cause us to, or may cause us to request that suppliers incur significant re-engineering costs, divert the attention of our personnel from product selling efforts and significantly affect our customer relations and business reputation. If we deliver products with errors or defects, or if there is a perception that our products contain errors or defects, our credibility and the market acceptance and sales of our products could be harmed.

The possibility of future product failures could cause us to incur substantial expense to repair or replace defective products.

 Successful sales and marketing efforts depend on our ability to recruit and retain qualified sales personnel.

 The success of our efforts to grow our business depends on the contributions and abilities of our agency sales force and other personnel, including the ability to achieve adequate customer coverage. Our company must therefore train and motivate sales agents and other personnel sufficiently to support its projected growth. A shortage of these key personnel might jeopardize our ability to implement our growth strategy.

Low demand for our products and the inability to develop and introduce new products at favorable margins could adversely impact our performance and prospects for future growth.

 Our anticipated competitive advantage is due in part to our ability to acquire and introduce new products in a timely manner at favorable margins. The uncertainties associated with introducing new products, such as market demand and costs, may impede the successful development and introduction of new products on a consistent basis.   Our investments in new product supplies and commitments to fund advertising and product promotions in connection with these new products could erode profits if those expectations are not met.

Since our sole officer and director does not devote his full time to our company, his other activities could slow down our operations.

Armando Espinoza, our sole director and officer does not plan to devote all of her time to our operations. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his involvement in other activities. His other activities will prevent him from devoting all of his time to our operations, which could slow our operations and may reduce its financial results because of the slow down in operations.

Mr. Espinoza plans to devote approximately 16 hours a week to our business operations. We have no other employees. The responsibility of developing the company's business, and fulfilling the reporting requirements of a public company all fall upon Mr. Espinoza.  Mr. Espinoza intends to limit his role with our company until such time as we can generate a sufficient level of revenues and cash flows to support new personnel. If he is unable to fulfill any aspect of her duties to the company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business. If Mr. Espinoza begins working on other projects it could take away from the time he currently spends working on our business operations and could create a potential conflict of interest.

We have not formulated a plan to resolve any possible conflict of interest with his other business activities. We do not have any employment agreement in place with Mr. Espinoza, which means he is not obligated to continue to work for our company and can resign his position whenever he is inclined to do so.

As our business assets and our director and officer are located in Panama; investors may be limited in their ability to enforce US civil actions against our assets or our director and officer. You may not be able to receive compensation for damages to the value of your investment caused by wrongful actions by our directors.

Our business assets are located in Panama and Mr. Espinoza, our sole director and officer is a resident of Panama. Consequently, it may be difficult for United States investors to affect service of process upon our assets or our director or officer. It may also be difficult to realize upon judgments of United States courts predicated upon civil liabilities under U.S. Federal Securities Laws. A judgment of a U.S. court predicated solely upon such civil liabilities may not be enforceable in Panama by a Panamanian court if the U.S. court in which the judgment was obtained did not have jurisdiction, as determined by the Panamanian court, in the matter. There is substantial doubt whether an original action could be brought successfully in Panama against any of our assets or our directors or officers predicated solely upon such civil liabilities. You may not be able to recover damages as compensation for a decline in your investment.

Risks Relating to Our Common Stock

The proceeds of this offering, if any, may not be sufficient to fund planned operations and may not even cover the costs of the offering and you may lose your entire investment.

We are offering a maximum of 20,000,000 shares of our common stock at $0.003 per share, however there is no minimum to our offering.  Funds we raise in this offering, if any, may not be sufficient to fund our planned operations and may not even cover the costs of this offering.  If we are not able to raise any funds in this offering, our company will be in a worse financial position then prior to commencement of the offering as we will still incur the costs of this offering.  If we do not raise sufficient funds in this offering to fund our operations or even cover the costs of this offering, you may lose your entire investment.

Our sole director and officer owns 100% of the shares of common stock prior to any shares being issued under this prospectus.  Even if we are able to sell all of the shares being offered by this Prospectus, he will still own 55.6% of the issued and outstanding shares of our common stock and determine the outcome of actions requiring shareholder approval.  His interest could conflict with the investors’ which could cause investors to lose all or part of their investment.

Our sole director and officerowns 100% of our issued and outstanding common stock, before any shares are issued under this Prospectus.  Even if we sell all of the shares under this prospectus, he will still own approximately 55.6% of our issued and outstanding shares.  As such he will be able to determine the outcome of all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of our management but not in the interest of the shareholders. This beneficial ownership and potential effective control on all matters relating to our business and operations could eliminate the possibility of shareholders changing the management in the event that the shareholders did not agree with the conduct of the officers and directors. Additionally, shareholders would potentially not be able to obtain the necessary shareholder vote to affect any change in the course of our business. This lack of shareholder control could prevent the shareholders from removing from the Board of Directors any directors who are not managing the company with sufficient skill to make it profitable, which could prevent us from becoming profitable, and in turn cause investors to lose all or part of their investment.

We are selling this Offering without an underwriter and may be unable to sell any shares.

This Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our director and officer, who will receive no commissions or other remuneration from any sales made hereunder. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this Offering, we may have to seek alternative financing to implement our plan of operations.

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop or be sustained after this Offering.  After the effective date of the registration statement of which this prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the Over-the-Counter Bulletin Board. We must satisfy certain criteria in order for our application to be accepted.  We do not currently have a market maker willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board or a public market for our common stock may not materialize if it becomes quoted.

If our securities are not eligible for initial or continued quotation on the Over-the-Counter Bulletin Board or if a public trading market does not develop, purchasers of the common stock in this Offering may have difficulty selling or be unable to sell their securities should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934, we will continue as a  reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through June 30, 2014, including a Form 10-K for the year ended June 30, 2014, assuming this registration statement is declared effective before that date.  At or prior to June 30, 2014, we intend to voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.  We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million on June 30, 2014.  If we do not file a registration statement on Form 8-A at or prior to June 30, 2014, we will continue as a reporting company and will not be subject to the proxy statement requirements of the 1934 Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may also limit your ability to buy and sell our stock, which could depress our share price.

FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares, depressing our share price.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold pursuant to this Offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of their investment.

If quoted, the price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board following this Offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

	variations in quarterly operating results;
	our announcements of significant contracts and achievement of milestones;
	our relationships with other companies or capital commitments;
	additions or departures of key personnel;
	sales of common stock or termination of stock transfer restrictions;
	changes in financial estimates by securities analysts, if any; and
	fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

We arbitrarily determined the price of the shares of our common stock to be sold pursuant to this prospectus, and such price does not reflect the actual market price for the securities.  Consequently, there is an increased risk that you may not be able to re-sell our common stock at the price you bought it for.

The initial offering price of $0.003 per share of the common stock offered pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition or prospects, on the market prices of securities of comparable publicly traded companies, on financial and operating information of companies engaged in similar activities to ours, or on general conditions of the securities market. The price may not be indicative of the market price, if any, for our common stock in the trading market after this Offering.  If the market price for our stock drops below the price which you paid, you may not be able to re-sell out common stock at the price you bought it for.

Because we do not intend to pay any dividends on our common stock; holders of our common stock must rely on stock appreciation for any return on their investment.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

The sale of our common stock pursuant to this prospectus or any future additional issuances of our common stock may result in immediate dilution to existing shareholders.

We are authorized to issue up to 75,000,000 shares of common stock, of which 25,000,000 shares are issued and outstanding as of the date of this prospectus. We are issuing up to 20,000,000 shares of our common stock pursuant to this prospectus.  Our Board of Directors has the authority, without the consent of any of our stockholders, to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges attached to such shares. The sale of our common stock pursuant to this prospectus, and any future additional issuances of our common stock will result in immediate dilution to our existing shareholders’ interests, which may have a dilutive impact on our existing shareholders, and could negatively affect the value of your shares.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

 We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any May 30.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company”, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Because we are currently considered a shell company, there are restrictions imposed on the transfer of our unregistered shares and our ability to file certain registration statements which may make our shares unattractive to investors

We are currently considered a shell company as defined in Rule 405 under the Securities Act of 1933, because we currently have nominal operations and nominal assets. As a result of our classification as a shell company, investors in our unregistered shares will not be allowed to rely on the “safe harbor” provisions of Rule 144 until one year from the date that we cease to be a shell company. This could make it more difficult for us to raise money in the private markets, which is generally significantly less expensive than raising money in the public markets. We are also unable to use Form S-8 registration statements used to register free trading shares for offering to employees and consultants.  This in turn could make our shares unattractive to investors. We can provide no assurance or guarantee that we will cease to be a shell company.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information relating to our business that are based on our beliefs, on assumptions made by us, or upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 9, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Management’s Discussion and Analysis of Financial Condition and Results of Operation section beginning on page 32 and the section entitled “Description of Our Business” beginning on page 14, and as well as those discussed elsewhere in this prospectus. Other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 20,000,000 shares offered at a public offering price of $0.003 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $15,000, $10,000 for legal and $5,000 for accounting. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

Percent of Net Proceeds Received

	10%	25%	50%	75%	100%

Shares Sold	2,000,000	5,000,0000	10,000,000	15,000,000	20,000,000
Gross Proceeds	$6,000	$15,000	$30,000	$45,000	$60,000
Less Offering Expenses	$15,000	$15,000	$15,000	$15,000	$15,000
Net Offering Proceeds (Loss)	($9,000)	0	$15,000	$30,000	$45,000

The Use of Proceeds set forth below demonstrates how we intend to use the funds under the various percentages of amounts of the related offering. All amounts listed below are estimates.

% of Offering Sold	10%	25%	50%	75%	100%

Website Development	$ -	$ -	$ 10,000	$ 15,000	$ 20,000
Purchase of Inventory	$ -	$ -	$ 2,500	$ 5,000	$ 5,000
Marketing	$ -	$ -	$ 2,500	$ 10,000	$ 15,000
Development of Supply Chain	$ -	$ -	$ -	$ -	$ 5,000

Total	$ -	$ -	$ 15,000	$ 30,000	$ 45,000

Our offering expenses are comprised of legal and accounting expenses. Our sole officer and Director will not receive any compensation for his efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this registration statement, we will need some amount of working capital to maintain our general existence and comply with our public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

There is no commitment by any person to purchase any or all of the shares of common stock offered by this prospectus and, therefore, there can be no assurance that the offering will be totally subscribed for the sale of the maximum 20,000,000 shares of common stock being offered.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As at June 30, 2013, our last financial statement date, our total net tangible book value was $19,554, or approximately $0.0008 per share based on 25,000,000shares issued and outstanding as of that date.  The proceeds from the sale of the new units being offered (up to a maximum of 20,000,000) will vary depending on the total number of shares actually sold in the offering. If all 20,000,000 shares offered hereunder are sold, there would be a total of 45,000,000 common shares issued and outstanding (using the June 30, 2013 figure).

The following table sets forth as of June 30, 2013, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 10%, 25%, 50%, 75% or 100% of the offering, after deducting offering expenses payable by us.

Percent of Shares Sold	10%	25%	50%	75%	100%
Number of shares sold	2,000,000	5,000,000	10,000,000	15,000,000	20,000,000
Anticipated net offering proceeds	($9,000)	$-	$15,000	$30,000	$45,000
Total shares issued and outstanding post offering	27,000,000	30,000,000	35,000,000	40,000,000	45,000,000
Offering price per share	$0.003	$0.003	$0.003	$0.003	$0.003
Pre-offering net tangible book value/share	$0.0008	$0.0008	$0.0008	$0.0008	$0.0008
Post offering net tangible book value	$10,554	$19,554	$34,554	$49,554	$64,554
Post offering net tangible book value/share	$0.0004	$0.0007	$0.0010	$0.0012	$0.0014
Increase (Decrease) in net tangible book value per share after offering	($0.0004)	($0.0001)	$0.0002	$0.0004	$0.0006
Dilution per share to new shareholders	$0.0026	$0.0023	$0.0020	$0.0018	$0.0016
New shareholders percentage of ownership after offering	7.4%	16.7%	28.6%	37.5%	44.4%
Existing stockholder percentage of ownership after offering	93.6%	83.3%	71.4%	62.5%	55.6%

DETERMINATION OF THE OFFERING PRICE

There is no established public market for our shares of common stock. The offering price of $0.003 per share was determined by us arbitrarily. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our Company at this stage of our development. This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

See “Plan of Distribution” for additional information.

DIVIDEND POLICY

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain any earnings to develop and market our services. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

MARKET FOR OUR COMMON STOCK

Market Information

There is no established public market for our common stock.

After the effective date of the registration statement of which this prospectus is a part, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker who is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 25,000,000 shares of our common stock since our inception. There are no outstanding options, warrants, or other securities that are convertible into shares of common stock.

Holders

There was 1 holder of record of our common stock as of October 17, 2013.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

PLAN OF DISTRIBUTION, TERMS OF THE OFFERING

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares of common stock. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange or quotation medium. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board.  We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker who is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

The Over-the-Counter Bulletin Board is maintained by the Financial Industry Regulatory Authority, Inc. The securities traded on the Over-the-Counter Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the Over-the-Counter Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on brokers-dealers who make a market in a "penny stock." A penny stock generally includes equity securities (other than securities registered on some national securities exchanges) that have a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be Managed by Our Sole Officer and Director

This is a self-underwritten offering. We are offering to the public 20,000,000 shares of common stock on a “$60,000 maximum” basis at a purchase price of $0.003 per share. This Prospectus is part of a prospectus that permits Armando Espinoza, our sole director and officer, to sell the shares directly to the public, with no commission or other remuneration payable to him. There are no definitive plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Armando Espinoza will sell the shares and intends to offer them to friends, family members, acquaintances, and business associates. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Armando Espinoza, will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.

1.	Armando Espinoza is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,
2.	Armando Espinoza will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
3.	Armando Espinoza is not, nor will he be at the time of participation in the offering, an associated person of a broker-dealer; and
4.

Armando Espinoza meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Neither our sole officer and director, nor any affiliates intend to purchase any shares in this offering.

We will not use public solicitation or general advertising in connection with the offering. We will use our efforts to find purchasers for the shares offered by this prospectus within a period of 180 days from the date of the prospectus, subject to an extension for an additional period not to exceed 90 days.

We have no intention of inviting broker-dealer participation in this Offering.

Offering Period and Expiration Date

This Offering will commence on the effective date of the registration statement of which this prospectus is a part, as determined by the Securities and Exchange Commission, and will continue for a period of 180 days. We may extend the Offering for an additional 90 days, at our sole discretion, unless the offering is completed or otherwise terminated by us at an earlier date.

Procedures for Subscribing

If you decide to subscribe for any shares in Offering, you must deliver a check or certified funds for acceptance or rejection. There are no minimum share purchase requirements for individual investors. All checks for subscriptions must be made payable to "Aceway Corp."

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:

•         contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•         contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;

•         contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask prices;

•         contains the toll-free telephone number for inquiries on disciplinary actions;

•         defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

•         contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:

•         the bid and ask prices for the penny stock;

•         the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;

•         the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and

•         a monthly account statement indicating the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement, (ii) a written agreement to transactions involving penny stocks, and (iii) a signed and dated copy of a written suitability statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore our stockholders may have difficulty selling their shares.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITES ACT LIABILITIES

Nevada law provides that we may indemnify our directors and officers to the fullest extent.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF OUR BUSINESS

Overview

We were incorporated under the laws of the state of Nevada on April 1, 2013 and intend to engage in the distribution of electronic equipment throughout South America, initially in Panama and Costa Rica.  Our fiscal year end is June 30.  Our business address is 2620 Regatta Dr., Suite 102, Las Vegas, NV 89128.  The address of our agent for service in Nevada and registered corporate office is c/o Corp 95, LLC, 2620 Regatta Dr., Suite 102, Las Vegas, NV 89128. Our telephone number is 1-888-475-4489.

We intend to import and market Chinese produced electronic accessories into the South American market via our website: www.shopaceway.com.  We anticipate that these products will be sold directly to end users through our website, but we may also develop a distribution network to provide our products to retailers.  We anticipate initially being active in the sales of our products in Panama and Costa Rica.

We have entered into two distribution and marketing agreements with Chinese manufacturers of electronic goods and are in the process of developing our website into a full service portal which is planned to include an online shopping engine and payment processor.

We plan on gradually introducing a number of various consumer electronic products as we develop our supply chain and website.  At the moment, our supply agreements provide for sourcing of MP3 headsets, Bluetooth headphones, Bluetooth speakers, in-car DVD systems, wireless headphones and microphones.  Our products will be shipped to our customers via local and international couriers, depending on the location of the customer.  We intend to carry minimal inventory, and of only our most popular items, and ship customer orders as soon as products are received from our suppliers.  If we are able to generate sufficient orders, we will cooperate with our suppliers to have the products shipped directly to the end consumer.  Currently, our suppliers charge us a fee to have our products shipped from their factories to us.

Products

Through our supply agreements, copies of which are attached as exhibits to this Prospectus, we have access to a number of various consumer electronics.  Below is a sample of the various products which are available to us and which will be available for purchase on our website once it is developed.

BT 990 Bluetooth Headphones

Product description:

*Hi-fi stereo wireless Bluetooth transmission
*Built-in EQ equalizer

*High anti-interference antenna
*Built-in large capacity rechargeable lithium battery

*Advanced DSP technology
*360 degree all hidden style hifi microphone
*Advanced ECHO cancellation
*Mobile talk or music play two modes automatically switch
*Remote volume control

MH 2001 Wireless Headphones

Product description:
*Wireless headphone functions *Headset with FM radio function *Wired or wireless headphone *Wireless net chat *wireless monitoring

MP3 SD card Headphones

Product Description:

*Play high sound quality mp3, WMA audio files from TF card

*Hi-Fi stereo sound

*Rechargeable lithium battery

*USB charging port and red indicator lamp

*Wireless FM radio and wired headphone functions

SF-950BK Microphone

Product description:

*Special design for chatting over QQ, MSN,SKYPE and singing on internet.
*Noise cancellation, 3.5mm stereo plug fit for all kinds of PC.

*High quality condenser microphone, perfect voice recorder.
*Conveniently set with stand.

K-8500 Speaker

Product Description

* Mini Portable, USB/TF card, recording and remote control.

*Nd-Fe-B magnet speaker, high sensitivity and instant response.

*Multifunction: Set USB, TF card port, microphone, speaker, voice amplifier, karaoke, recording.

*SD/TF Card and USB support mp3, Ipod, Note book, mobile, PSP etc, wireless remote control.

*High Power 20w and good sound performance.

Market

South America has a well-developed network of retail outlets for electronic goods, such as Claro and Multimax, amongst others, in Panama and US chains Staples and Walmart in Costa Rica.  Increasingly, South American shoppers also have access to consumer electronics through online portals.  These include websites of established brick and mortar stores as well as standalone web based retailers.

According to Euromonitor International’s research in 2011, the consumer market in South America is rapidly expanding.  56 million households in Latin America have joined the middle class from 1995 to 2010 and South America appears as a leader in consumer growth due to continued growth and a lack of investment fatigue.  South America survived the recession better than most and posted six percent GDP growth in 2010.

South American shoppers are also quite positive about purchasing new products as shown in the 80+% of those, over the age of 15, surveyed by Roper Trend Data.  Additionally, according to Roper Trend Data, of South American consumers who believe that they will be making a major purchase within the next two years, 39% plan on buying personal electronics, 34% plan on buying home electronics and 27% plan on buying home appliances.

Competition

We face competition from various companies focusing on the sale and marketing of low cost consumer electronic products throughout South America. We face competition from domestic companies within the various countries where we plan to sell our products as well as international companies.

Many of our competitors have longer operating histories, better brand recognition and greater financial resources than we do. In order for us to successfully compete in our industry we will need to:

  establish our products’ competitive advantage with customers;
  develop a comprehensive marketing system; and
  increase our financial resources.

However, there can be no assurance that even if we do these things we will be able to compete effectively with the other companies in our industry.

We believe that we will be able to compete effectively in our industry because of a competitive advantage offered by our products.  We believe that the products we are able to offer will provide to be attractive to consumers due to their low cost. We will attempt to inform our potential customers of this competitive advantage through various online marketing techniques and positive word of mouth advertising.

However, as we are a newly-established company, we face the same problems as other new companies starting up in an industry, such as lack of available funds. Our competitors may be substantially larger and better funded than us, and have significantly longer histories of research, operation and development than us. In addition, they may be able to provide more competitive products than we can and generally be able to respond more quickly to new or emerging technologies and changes in legislation and regulations relating to the industry. Additionally, our competitors may devote greater resources to the development, promotion and sale of their products or services than we do. Increased competition could also result in loss of key personnel, reduced margins or loss of market share, any of which could harm our business.

Suppliers

We have entered into supply agreements with Shenzhen G.N.D Technology Co., Ltd., and Digital Pioneer (HK) Electronic Limited.  These agreements are attached as Exhibits 10.1 and 10.2 to this Prospectus.

Intellectual Property

We do not currently hold any intellectual property rights other than our website: www.shopaceway.com.

Employees

We have no employees other than our sole director and officer.  We hire consultants to aid us with legal, accounting and reporting services.

Distribution Methods

We intend to sell our products directly to customers through our website: www.shopeaceway.com.  Once we are able to generate some market penetration, we will reach out to large scale distributors within South America and attempt to distribute our products to retailers within the region as well.

Government Regulation

We are not aware of any governmental regulations which would currently be material to our operations.

We plan to import finished goods and component parts. Substantially all of our import operations will be subject to customs requirements and to tariffs and quotas set by governments through mutual agreements, bilateral actions or, in some cases unilateral action. In addition, the countries in which our products and materials are manufactured or imported may from time to time impose additional quotas, duties, tariffs or other restrictions on its imports (including restrictions on manufacturing operations) or adversely modify existing restrictions. Imports are also subject to unpredictable foreign currency variation which may increase our cost of goods sold. Adverse changes in these import costs and restrictions, or our suppliers' failure to comply with customs regulations or similar laws, could harm our business.

Our operations will also be subject to the effects of international trade agreements and regulations such as the North American Free Trade Agreement, and the activities and regulations of the World Trade Organization. Although these trade agreements generally have positive effects on trade liberalization, sourcing flexibility and cost of goods by reducing or eliminating the duties and/or quotas assessed on products manufactured in a particular country, trade agreements can also impose requirements that adversely affect our business, such as setting quotas on products that may be imported from a particular country into key markets including South America, and particularly Panama or Costa Rica, or making it easier for other companies to compete, by eliminating restrictions on products from countries where our competitors source products.

Our ability to import products in a timely and cost-effective manner may also be affected by conditions at ports or issues that otherwise affect transportation and warehousing providers, such as port and shipping capacity, labor disputes, severe weather or increased homeland security requirements in the U.S. and other countries. These issues could delay importation of products or require us to locate alternative ports or warehousing providers to avoid disruption to customers. These alternatives may not be available on short notice or could result in higher transit costs, which could have an adverse impact on our business and financial condition.

All of the products we import will be charged duty and taxes.  We intend to incorporate these costs into the final sale price of our products.  For instance, import duty and taxes are due when importing goods into Panama whether by a commercial entity.  The valuation method is CIF (Cost, Insurance and Freight), which means that the import duty and taxes payable are calculated on the complete shipping value, which includes the cost of the imported goods, the cost of freight, and the cost of insurance.  In addition to duty, imports are also subject to Sales Tax, and IST (Consumption Tax).

DESCRIPTION OF PROPERTY

We do not own interests in any real property. Our sole director and officer, has provided us with 150 square feet of furnished office which is our principal executive office. This location currently serves as our primary office for planning and implementing our business plan. This space is currently sufficient for our purposes, and we expect it to be sufficient for the foreseeable future.  It is provided to us free of charge.

REPORTS  TO SECURITY HOLDERS

We are not currently a reporting company, but upon effectiveness of the registration statement of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

MANAGEMENT

 Directors and Officers

All directors of our Company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our Company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Age	Position
Armando Espinoza	41	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Armando Espinoza

Armando Espinoza is our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director and has served in these capacities since our inception on April 1, 2013.

Mr. Espinoza received diplomas as an electronics technician from Instituto Thomas Alva Edison in 1990 and as a technical analyst programmer from InstitutoTecnologico de Computacion in 1998.  He is currently attending Universidad Latina de Panama part time to earn a degree as a Mechatronic Engineer.

Since 1998, Mr. Espinoza has been working as an information technology network engineer for Cable & Wireless, Panama.  Mr. Espinoza is responsible for network setup and maintenance for commercial and residential clients.Prior to 1998, Mr. Espinoza worked for Sony in the department of domestic technology as well as the Instituto de Telecomunicaciones maintaining the management system for the institute’s public telephones.

Mr. Espinoza will devote approximately 40% of his working time to our affairs, which based upon a 40 hour work week will approximate 16 hours per week.

Other Directorships

Mr. Espinoza does not hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

Since our Board of Directors does not include a majority of independent directors, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination.  The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted.  Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which the slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders.  If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission.  The letter should be accompanied by a résumé supporting the nominee's qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders.  Once a candidate has been identified, the Board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation.  If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions.  The Board may request additional information from each candidate prior to reaching a determination.  The Board is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

Conflicts of Interest

Our director is not obligated to commit his full time and attention to our business and, accordingly, he may encounter a conflict of interest in allocating his time between our operations and those of other businesses.  In the course of his other business activities, he may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which he owes a fiduciary duty.  As a result, he may have conflicts of interest in determining to which entity a particular business opportunity should be presented.  He may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

  the corporation could financially undertake the opportunity;
  the opportunity is within the corporation’s line of business; and
  it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Significant Employees

Other than as described above, we do not expect any other individuals to make a significant contribution to our business.

Legal Proceedings

Our sole director and executive officer has not, during the past ten years:

•         been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•         had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•         been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•         been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•         been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•         been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

 The particulars of the compensation paid to the following persons:

  our principal executive officer;
  each of our two most highly compensated executive officers who were serving as executive officers at the end of the period from April 1, 2013 (inception) to June 30, 2013; and
  up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer during the period from April 1, 2013 (inception) to June 30, 2013, who we will collectively refer to as the named executive officers of our Company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE
Name andPrincipalPosition	Year	Salary ($)	Bonus ($)	StockAwards ($)	OptionAwards($)	Non-EquityIncentive PlanCompensation ($)	NonqualifiedDeferredCompensationEarnings ($)	All OtherCompensation ($)	Total ($)
Armando Espinoza(1)	2013	-	-	-	-	-	-	-	-

(1)	Mr. Espinoza was appointed President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director on April 1, 2013.

Grants of Plan-Based Awards Table

We did not grant any awards to our named executive officers in during our fiscal year ended June 30, 2013.

Outstanding Equity Awards at Fiscal Year End

There were no unexercised options, stock that has not vested and equity incentive plan awards for our named executive officers during the last two fiscal years.

Option Exercises

During our fiscal year ended June 30, 2014 there were no options exercised by our named officers.

Compensation of Directors

We did not provide any compensation to Mr. Espinoza for performing his services as our director since the inception of our company.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our Company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Compensation Committee Interlocks and Insider Participation

During 2013, we did not have a compensation committee or another committee of the board of directors performing equivalent functions. Instead the entire board of directors performed the function of compensation committee. Our board of directors approved the executive compensation, however, there were no deliberations relating to executive officer compensation during 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 24, 2013, we issued 25,000,000 shares of common stock to Mr. Espinoza at $.001 per share for $25,000 cash.  Mr. Espinoza has also loaned us $1,313.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Mr. Espinoza is our only promoter as defined in Rule 405 of Regulation C due to his participation in and management of the business since our incorporation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of October 17, 2013, of our common stock by each of our directors and executive officers, by all of our executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities.  As of October 17, 2013, there were 25,000,000 shares of our common stock issued and outstanding.  All persons named have sole voting and investment control with respect to the shares, except as otherwise noted.  The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this registration statement.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
Armando Espinoza 2620 Regatta Dr., Suite 102 Las Vegas, NV 89128	25,000,000	100%
Directors and Executive Officers as a Group (1 person)	25,000,000	100%
5% Holders as a Group (1 person)	0	0%

(1)   Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on October 17, 2013. As of October 17, 2013, we had 25,000,000 shares of our common stock issued and outstanding. All figures assume full dilution of convertible securities held.

Changes in Control

As of October 17, 2013 we are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value, and no authorized shares of preferred stock.

Common Stock

As of October 17, 2013 we had 25,000,000 shares of our common stock issued and outstanding.  We did not have any convertible securities issued and outstanding.

Holders of our common stock have no pre-emptive rights to purchase additional shares of common stock or other subscription rights.  Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions.  All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our stockholders.

Our Board of Directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by the Board of Directors out of funds legally available for payment of dividends.  From our inception to October 17, 2013, we did not declare any dividends.

We do not intend to issue any cash dividends in the future.  We intend to retain earnings, if any, to finance the development and expansion of our business.  However, it is possible that our management may decide to declare a cash or stock dividend in the future.  Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

EXPERTS

The financial statements included in this prospectus, and in the registration statement of which this prospectus is a part, have been audited by Messineo& Co, CPAs, LLC, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Karen A. Batcher, Esq. of Synergen Law Group, APC, 819 Anchorage Place, Suite 28, Chula Vista, CA 91914 has provided an opinion upon the validity of the common stock offered hereby.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us, nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1, of which this prospectus is a part, covering the securities being offered by the Registrant. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For further information regarding both our Company and our common stock, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10am and 3pm, and on the SEC Internet site at http:\\www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 9, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

Results of Operations – Period from April 1, 2013 to June 30, 2013

We have not earned any revenues from inception through June 30, 2013

April 1, 2013 (inception) to June 30, 2013

Revenues	$	Nil
Expenses		$5,446
Net Loss		$(5,446)

We incurred a net loss in the amount of $5,446 for the period since April 1, 2013 (inception) to June 30, 2013.

Our operating expenses incurred for the period since April 1, 2013 (inception) to June 30, 2013 included $947 for general and administrative expenses and 4,499 in professional fees.

Liquidity and Capital Resources – Period from April 1, 2013 to June 30, 2013

Working Capital
June 30, 2013
Current Assets	$24,367
Current Liabilities	$4,813
Working Capital	$19,554

Cash Flow
Net Cash Provided by (Used in) Operating Activities	$(2,646)
Net Cash Provided by (Used In) Investing Activities	$-
Net Cash Provided by Financing Activities	$26,313
Net Increase (Decrease) In Cash During The Period	$23,667

As of June 30, 2013, we had working capital of $19,554 and $24,367 in current assets.  We spent a total of $2,646 on operating activities and raised $26,313 through financing activities, of which $25,000 was through the purchase of our common stock and $1,313 was a loan from our sole director and officer.

Purchase or Sale of Equipment

We have not purchased or sold, and we do not expect over the next twelve months to purchase or sell, any plants or significant equipment.

Plan of Operations

Our business objectives for the next 12 months (beginning upon completion of this Offering), provided the necessary funding is available, are to generally expand upon our business, with a focus on the development of our website and development of a customer base.

We believe that we will be able to generate revenue once we have developed out website to the point where it can accept orders and payment.  However, even if we are able to sell all of the shares being registered under this Prospectus, we will still require an additional $105,000 in order to carry out our anticipated business operations for the next 12 months.  We are hopeful that once we are able to raise capital from this offering, we will be able to develop our website to the point where we will be able to generate some revenues and attract additional financing.  However, there can be no assurance that we will be able to sell any of the shares under this Prospectus, develop our website to the point where it can generate revenues, or generate revenues off our operations.  There can also be no assurance that we will be able to raise the additional capital we require to operate our business for the next 12 months.

The following chart provides an overview of our budgeted expenditures for the 12 months following the completion of this Offering.  The expenditures are categorized by significant area of activity.

Legal and Accounting                                                    $    20,000

Website Development                                                   $     35,000

Marketing                                                                    $     50,000

Development of Supply Chain                                       $      25,000

General and Administrative -                                          $    20,000

As of June 30, 2013 cash in hand - $24,367                    $  150,000

In order to fully carry out our business plan, we need additional financing of approximately$150,000 for the next 12 months. In order to improve our liquidity, we intend to pursue additional equity financing from private placement sales of our equity securities or shareholders’ loans. We do not presently have sufficient financing to undertake our planned business activities. Issuances of additional shares will result in dilution to our existing shareholders.

We currently do not have any arrangements in place for the completion of any further private placement financings and there is no assurance that we will be successful in completing any further private placement financings. If we are unable to achieve the necessary additional financing, then we plan to reduce the amounts that we spend on our business activities and administrative expenses in order to be within the amount of capital resources that are available to us.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Net Loss Per Share of Common Stock

The Company has adopted ASC Topic 260,“Earnings per Share,” (“EPS”) which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic earnings per share, from April 1, 2013(Inception) to June 30, 2013:

Net loss	$(5,446)

Weighted average common shares issued and
outstanding (Basic)	10,439,560

Net loss per share, Basic	$(0.00)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Financial Instruments

The Company follows ASC 820, “Fair Value Measurements and Disclosures”,  which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Recently Issued Accounting Pronouncements

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

ACEWAY CORP.

            (A Development Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AND

FINANCIAL STATEMENTS

April 1, 2013 (Inception) through June 30, 2013

Report of Independent Registered Public Accounting Firm................................................................ F–1

Balance Sheets............................................................................................................................... F–2

Statements of Operations............................................................................................................... F–3

Statements of Stockholders’ Deficit................................................................................................. F–4

Statements of Cash Flows.............................................................................................................. F–5

Notes to the Financial Statements.................................................................................................... F–6

Messineo& Co, CPAs, LLC 2451 N McMullen Booth Rd Ste. 309 Clearwater, FL 33759-1362 T: (727) 421-6268 F: (727) 674-0511

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholder

Aceway Corp.

Las Vegas, Nevada

We have audited the accompanying balance sheet of Aceway Corp. (a development stage entity) as of June 30, 2013 and the related statement of operations, stockholder’s equity and cash flows for the period from April 1, 2013 (date of inception) through June 30, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aceway Corp. (a development stage entity) as of June 30, 2013 and the results of its operations and its cash flows for the period from April 1, 2013 (date of inception) through June 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred a loss, has not emerged from the development stage, and may be unable to raise necessary equity to implement its’ business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Messineo& Co, CPAs LLC

Clearwater, Florida

July 26, 2013

ACEWAY CORP.

 (A Development Stage Company)

Balance Sheet

June 30,
2013
ASSETS
Current Assets
Cash and cash equivalents	$23,667
Deposits	700
Total Current Assets	24,367

TOTAL ASSETS	$24,367

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities
Accrued expenses	$3,500
Due to shareholder	1,313
Total Current Liabilities	4,813

TOTAL LIABILITIES	4,813

STOCKHOLDER’S EQUITY
Common Stock, 75,000,000 shares authorized; par value $0.001,25,000,000shares issued and outstanding	25,000
Additional paid in capital	-
Accumulated deficit during development stage	(5,446)
Total Stockholder’s Equity	19,554

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$24,367

See auditor's report and notes to the audited financial statements.

ACEWAY CORP.

(A Development Stage Company)

Statement of Operations

April 1, 2013 (inception)through June 30, 2013

REVENUES:	$-

OPERATING EXPENSES:
General and administrative	947
Professional fees	4,499
Total Operating Expenses	5,446

Net loss from operations	$(5,446)

OTHER INCOME AND EXPENSE	-

Income taxes	-

Net Loss	$(5,446)

Basic loss per share	$(0.00)

Weighted average number of shares outstanding	10,439,560

See auditor's report and notes to the audited financial statements.

ACEWAY CORP.

(A Development Stage Company)

Statement of Stockholder’s Equity

For the period April 1, 2013 (date of inception) through June 30, 2013

	Common Stock		Additional Paid in	Accumulated Deficit During The Development	Total Stockholder’s
	Shares	Amount	Capital	Stage	Deficit

Balance as of April 1, 2013(Inception)	-	$-	$-	$-	$-

Common shares issued for cash at $0.001 per share	25,000,000	25,000	-	-	25,000
Net loss	-	-	-	(5,446)	(5,446)

Balance, June 30, 2013	25,000,000	$25,000	$-	$(5,446)	$19,554

See auditor's report and notes to the audited financial statements.

ACEWAY CORP.

(A Development Stage Company)

Statement of Cash Flows

April 1, 2013 (inception) through June 30, 2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,446)
Adjustments to reconcile net loss to net cash used by operating activities:
Changes in deposits	(700)
Changes in accrued expenses	3,500
Net cash used in operating activities	(2,646)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	1,313
Proceeds from issuance of common stock	25,000
Net cash provided by financing activities	26,313

Net increase in cash and cash equivalents	23,667

Cash and cash equivalents, beginning of period	-

Cash and cash equivalents, end of period	$23,667

Supplemental Cash Flow Disclosure:
Cash paid for interest	$-
Cash paid for income taxes	$-

See auditor's report and notes to the audited financial statements.

ACEWAY CORP

(A Development Stage Company)

Notes to the Financial Statements

For the period April 1, 2013 (date of inception) through June 30, 2013

NOTE 1 -  ORGANIZATION AND DESCRIPTION OF BUSINESS

ACEWAY CORP (the “Company”) is a Nevada corporation incorporated on April 1, 2013.  It is based in Panama City, La Chorrera, Calle Industrial, San Mateo.  The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is June 30.

The Company is a development stage company that intends to establish itself as an all-inclusive online shopping and shipping website throughout South America for customers who wish to purchase US and Chinese made products. To date, the Company’s activities have been limited to its formation and the raising of equity capital.

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification.  The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $23,667in cash and cash equivalents as ofJune 30, 2013.

Net Loss Per Share of Common Stock

The Company has adopted ASC Topic 260,“Earnings per Share,” (“EPS”) which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic earnings per share, from April 1, 2013(Inception) to June 30, 2013:

Net loss	$(5,446)

Weighted average common shares issued and
outstanding (Basic)	10,439,560

Net loss per share, Basic	$(0.00)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Share-based Expenses

ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options,  and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

There were no share-based expenses for the period ending June 30, 2013.

Deferred Income Taxes and Valuation Allowance

The Company accounts for income taxes under ASC 740 “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.  No deferred tax assets or liabilities were recognized as of June 30, 2013.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Financial Instruments

The Company follows ASC 820, “Fair Value Measurements and Disclosures”,  which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Revenue Recognition

The Company will recognizerevenue from the sale of products and services in accordance with ASC 605,“Revenue Recognition”No revenue has been recognized since inception.  However, the Company will recognize revenue only when all of the following criteria have been met:

i)         Persuasive evidence for an agreement exists;

ii)        Service has beenprovided;

iii)       The fee is fixed or determinable; and,

iv)       Collectionis reasonably assured.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.  Related party transactions for the year ended June 30, 2013 totaled $26,313 and was comprised of a stock issuance for cash of 25,000 and 1,313 in cash advances.

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.  There were no commitments or contingencies as of June 30, 2013.

Recent Accounting Pronouncements

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

NOTE 3 -  GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not established an ongoing source of revenues sufficient to cover its operating cost, and requires additional capital to commence its operating plan.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.  These factors raise substantial doubt about its ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plan to obtain such resources for the Company include: sales of equity instruments; traditional financing, such as loans; and obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses.  However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company.  In addition, profitability will ultimately depend upon the level of revenues received from business operations.  However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 -   EQUITY

Authorized Stock

The Company has authorized 75,000,000 common shares, both with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Common Shares

On May 24, 2013, the company issued 25,000,000 shares to an officer and director at $.001 per share for $25,000 cash.

Preferred shares

No preferred shares have been authorized or issued.

Stock Options and Warrants

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 5 -  PROVISION FOR INCOME TAXES

The Company has not made provision for income taxes for the period April 1, 2013 (date of inception) through June 30, 2013, since the Company has the benefit of net operating losses in these periods.

Due to uncertainties surrounding the Company’s ability to generate future taxable income to realize deferred income tax assets arising as a result of net operating losses carried forward, the Company has not recorded any deferred income tax asset as of June 30, 2013.  The Company has incurred an operating loss of $5,446for the period ending June 30, 2013.  The net operating losses carryforward will begin to expire in varying amounts from year 2033 subject to its eligibility as determined by respective tax regulating authorities.

The Company is subject to taxation in the United States and certain state jurisdictions.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

June 30, 2013
Income tax expense at statutory rate	$(1,852)
Valuation allowance	1,852
Income tax expense per books	$-

Net deferred tax assets consist of the following components as of:

June 30, 2013
NOL Carryover	$1,852
Valuation allowance	(1,852)
Net deferred tax asset	$-

NOTE 6 – RELATED PARTY TRANSACTIONS

On May 24, 2013, the company issued 25,000,000 shares of common stock to an officer and director at $.001 per share for $25,000,000 cash.  The director and officer also loaned the Company $1,313.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company has no commitments or contingencies as of June 30, 2013.

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that it is adequately insured for its operations and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8-   SUBSEQUENT EVENTS

Management has evaluated subsequent events through, July 26, 2013 the date these financial statements were available to be issued.  Based on our evaluation no additional material events have occurred that require disclosure.

Until ________, 2013 [90 days from date of prospectus], all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and the documents incorporated by reference are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this prospectus.

ACEWAY CORP.

Maximum of 20,000,000

Shares of

Common Stock

PROSPECTUS

_______________________, 2013

PART II

Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered in this Prospectus are as follows:

Commission filing fee	$8
Legal fees and expenses	9,992
Accounting fees and expenses	5,000
Total	$15,000

Indemnification of Directors and Officers

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

  Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)        his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)        his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.         A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)        is not liable pursuant to NRS 78.138; or

(b)        acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.         A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)        is not liable pursuant to NRS 78.138; or

(b)        acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Recent Sales of Unregistered Securities

On May 24, 2013, we issued 25,000,000 shares of our common stock to Armando Espinoza, our sole officer and director, for a purchase price of $0.0001 per share, or for aggregate proceeds of $25,000.

We believe that the issuance of the securities set forth above were exempt from registration as offerings completed under Regulation S of the Securities Act and the regulations promulgated thereunder. We believed that this exemption from registration was available for each transaction because each purchaser represented to us, among other things, that he was a non-U.S. person as defined in Regulation S, was not acquiring the shares for the account or benefit of, directly or indirectly, any U.S. person, he had the intention to acquire the securities for investment purposes only and not with a view to or for sales in connection with any distribution thereof, and that he was sophisticated and was able to bear the risk of loss of his entire investment.  Further, appropriate legends were affixed to the certificates for the securities issued in such transactions and we did not otherwise engage in distribution of these shares in the U.S.

 Exhibits and Financial Statement Schedules

 (a) Exhibits:

 The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant. (1)

3.2	Bylaws of Registrant. (1)
5.1	Legal Opinion of Karen Batcher, Attorney at Law (1)

10.1	Supply Agreement with Shenzhen G.N.D Technology Co., Ltd. (1)

10.2	Supply Agreement with Digital Pioneer (HK) Electronic Limited. (1)

23.1	Consent of Messineo & Co, CPAs.

23.2	Consent of Karen Batcher, Attorney at Law (incorporated in Exhibit 5.1).

99.1	Form of Subscription Agreement

(1)   Previously included as an exhibit to our Registration Statement on Form S-1 filed on August 12, 2013

Undertakings

The registrant hereby undertakes:

1.         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.         That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;
	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;
	(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and
	(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Panama, Panama October 16, 2013.

ACEWAY CORP.

By:	/s/ Armando Espinoza
Armando Espinoza
President, Chief Executive Officer, Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer), and Director

In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Armando Espinoza Armando Espinoza	President, Chief Executive Officer, Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer), and Director	October 16, 2013